                                                             File No. 333-31713

                               AMENDMENT NO. 1 TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Golden State Bancorp Inc.
 ................................................................................
             (Exact name of registrant as specified in its charter)

Delaware                                             95-4642135
 ................................................................................
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

135 Main Street, San Francisco, California           94105
 ................................................................................
(Address of Principal Executive Offices)             (Zip Code)

Golden State Bancorp Inc. Stock Option and Long-Term Performance Incentive Plan
 ................................................................................
                            (Full title of the plan)

                              James R. Eller, Jr.
                       Senior Vice President and Counsel
                California Federal Bank, A Federal Savings Bank
                           135 Main Street, 4th Floor
                        San Francisco, California 94105
 ................................................................................
                    (Name and address of agent for service)

                                 (415) 904-1339
 ................................................................................
         (Telephone number, including area code, of agent for service)

Golden State Bancorp Inc. hereby files this Amendment No. 1 to its Registration Statement No. 333-31713 filed on Form S-8 solely for the purpose of deregistering 1,686,240 shares of Common Stock previously registered pursuant to such Registration Statement, which shares remain unsold. Such shares are being included pursuant to Rule 429 in a registration statement being filed on Form S-8 concurrently herewith.

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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement No. 333-31713 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 16th day of March, 1999.

                                            GOLDEN STATE BANCORP INC.

                                            /s/ Carl B. Webb
                                            ---------------------------------
                                            By: Carl B. Webb
                                                President and Chief Operating
                                                Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-31713 has been signed by the following persons in the capacities indicated on the dates indicated.

         SIGNATURE                    CAPACITY                     DATE
         ---------                    --------                     ----

/s/ Gerald J. Ford              Chairman of the Board,         March 16, 1999
-----------------------------   Chief Executive Officer
Gerald J. Ford                  And Director

                                Director                       March 16, 1999
-----------------------------
Ronald O. Perelman

                                Director                       March 16, 1999
-----------------------------
Paul M. Bass,  Jr.

/s/ George W. Bramblett, Jr.    Director                       March 16, 1999
-----------------------------
George W. Bramblett, Jr.

/s/ Bob Bullock                 Director                       March 16, 1999
-----------------------------
Bob Bullock

/s/ Brian P. Dempsey            Director                       March 16, 1999
-----------------------------
Brian P. Dempsey

/s/ Howard Gittis               Director                       March 16, 1999
-----------------------------
Howard Gittis

/s/ John F. King                Director                       March 16, 1999
-----------------------------
John F. King

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 /s/ John F. Kooken             Director                       March 16, 1999
-----------------------------
John F. Kooken

                                Director                       March 16, 1999
-----------------------------
Gabrielle K. McDonald


 /s/ B. M. Rankin, Jr.          Director                       March 16, 1999
-----------------------------
B. M. Rankin, Jr.

                                Director                       March 16, 1999
-----------------------------
Thomas S. Sayles

                                Director                       March 16, 1999
-----------------------------
Robert Setrakian

 /s/ Cora M. Tellez             Director                       March 16, 1999
-----------------------------
Cora M.Tellez

 /s/ Carl B. Webb               President, Chief               March 16, 1999
-----------------------------   Operating Officer and
Carl B. Webb                    Director

 /s/ Richard H. Terzian         Executive Vice President       March 16, 1999
-----------------------------   and Chief Financial Officer
Richard H. Terzian

 /s/Renee Nichols Tucei         Senior Vice President and      March 16, 1999
-----------------------------   Controller
Renee Nichols Tucei